Exhibit 3.58
Corecomm Communications, LLC

State of Delaware Secretary of State Division of Corporation Delivered 11:02 AM 06/15/2006 FILED 10:51 AM 06/15/2006 SRV 060577723 — 3069209 FILE
STATE of DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE of FORMATION
          This certificate of Formation of CoreComm Communications, LLC (the “LLC”) is being duly executed and filed by David Larsen, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act.
FIRST: The name of the limited company is CoreComm Communications, LLC.
SECOND: The address of the registered office of the LLC in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the LLC in the State of Delaware at such address is The Corporation Trust Company.
THIRD: This Certificate of Foundation shall be effective on the date of filing.
IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation this 15th day of June, 2006.

By:	/s/ David Larsen
	Name:	David Larsen
	Title:	Authorized Person

State of Delaware Secretary of State Division of Corporation Delivered 11:02 AM 06/15/2006 FILED 10:51 AM 06/15/2006 SRV 060577723 — 3069209 FILE
CERTIFICATE OF CONVERSION TO LIMITED LIABILITY COMPANY
OF
CORECOMM COMMUNICATIONS, INC.
TO
CORECOMM COMMUNICATIONS, LLC
Pursuant to Section 18-214 of the Delaware Limited Liability Company Act and
Section 266 of Delaware General Corporation Law
     This certificate of Conversion to Limited Liability Company dated June 15, 2006, has been duly executed and is being filed by CoreComm Communications, Inc., a Delaware corporation (the ‘“Company”), and David Larsen, as an authorized person of CoreComm Communications, LLC, a Delaware limited liability company (the “LLC”), to convert the Company to the LLC, under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.) and the Delaware General Corporation law (8 Del.C. § 101, et seq.) (the “GCL”).
     1. The Company’s name when it was originally incorporated was CoreComm Operating Company. Inc.
     2. The Company’s name immediately prior to the filing of this certificate of Conversion to Limited Liability Company was CoreComm Communications, Inc.
     3. The Company filed its original certificate of incorporation with the Secretary of State of the State of Delaware and was first incorporated on July 13, 1999 in the State of Delaware, and was incorporated in the State of Delaware immediately prior to the filing of this Certificate of Conversion to Limited Liability Company.
     4. The name of the LLC into which the Company shall be converted as set forth in its certificate of formation is CoreComm Communications, LLC.
     5. The conversion of the Company to the LLC has been approved in accordance with the provisions of Sections 228 and 266 of the GCL.
     6. The conversion of the Company to the LLC shall be effective upon the filing of this Certificate of Conversion to Limited Liability Company and a Certificate of Formation with the Secretary of State of the State of Delaware.
     IN WETNESS WHEREOF, the undersigned have executed this Certificate of Conversion to Limited Liability Company as of the date first-written.

CoreComm Communications, Inc.			CoreComm Communications, LLC

By:	/s/ David Larsen		By:	/s/ David Larsen
	Name:	David Larsen		Name:	David Larsen
	Title:	President		Title:	President